DGSE COMPANIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS
MAY [●], 2007

FOLD AND DETACH HERE
REVOCABLE PROXY DGSE COMPANIES, INC.
The undersigned, a stockholder of DGSE Companies, Inc., a Nevada corporation, hereby appoints DR. L.S. SMITH and WILLIAM H. OYSTER, or any of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the shares of DGSE Companies, Inc. common stock held of record on April 6, 2007 by the undersigned at the Special Meeting of Stockholders to be held on May [●], 2007 or any adjournment or postponement thereof as follows. Unless a contrary direction is indicated, this proxy will be voted for Proposal 1, for Proposal 2 and for Proposal 3, as recommended by management and as specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

1.
To adopt and approve the Amended and Restated Agreement and Plan of Merger and Reorganization, entered into as of January 6, 2007, by and among DGSE Companies, Inc., DGSE Merger Corp., a wholly-owned subsidiary of DGSE, Superior Galleries, Inc., and Stanford International Bank Ltd., as stockholder agent, and to approve the merger and reorganization contemplated thereby, including the issuance of shares of DGSE common stock to Superior stockholders, and the issuance of options and warrants to acquire shares of DGSE common stock, pursuant to the merger agreement
		☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve an amendment to DGSE’s articles of incorporation to increase the number of authorized shares of common stock by 20,000,000 shares, to a total of 30,000,000 shares.	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals.	☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

PLEASE MARK BOX IF YOU PLAN TO ATTEND THE MEETING	☐

If no direction is given, this proxy will be voted for proposal 1, for proposal 2 and for proposal 3.
Date:  ___________________________________, 2007
Stockholder:  ___________________________________
Co-holder (if any):  ______________________________
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Please act promptly. Sign, date and mail your proxy card today.
If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.
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